As filed with the Securities and Exchange Commission on January 28, 2011

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Limoneira Company
(Exact name of registrant as specified in its Articles)

Delaware (State or other jurisdiction of incorporation or organization)	77-0260692 (I.R.S. Employer Identification No.)
1141 Cummings Road Santa Paula, California (Address of Principal Executive Offices)	93060 (Zip Code)

Limoneira Company 2010 Omnibus Incentive Plan
(Full title of the plan)

Harold S. Edwards, President and CEO
Limoneira Company
1141 Cummings Road, Santa Paula, California 93060
(Name and address of agent for service)

(805) 525-5541
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Shares of Common Stock, $0.01 par value (1)	937,713	$26.145	$24,516,506.39	$2,846.50

(1)	Includes 937,713 shares of Common Stock that may be issued pursuant to Limoneira Company 2010 Omnibus Incentive Plan.

(2)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of additional shares of Common Stock that may be offered or issued under or in connection with such plans to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)	Computed in accordance with Rule 457(h) and (c), based on the average high and low prices of the Registrant’s Common Stock on January 26, 2011, as reported on The Nasdaq Global Market.

PART I

INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.

The documents containing the information specified in Part I of this Form S-8 Registration Statement (the “Registration Statement”) will be sent or given to participants in the plan listed on the cover of this Registration Statement as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).  Such documents need not be filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.  These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

All references to “we,” “us,” “our,” “the Registrant,” “the Company,” or “Limoneira” in this Registration Statement mean Limoneira Company, a Delaware corporation, and its wholly-owned subsidiaries.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents filed with the Commission are hereby incorporated by reference in this Registration Statement:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 31, 2010;

(b)	all reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since October 31, 2010; and

(c)
the description of the Registrant’s Common Stock contained in the registration statement on Form 10 filed under the Exchange Act including any amendments or reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.  Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the foregoing, we are not incorporating by reference information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, nor in any document or information deemed to have been furnished and not filed in accordance with SEC rules.

Item 4.   Description of Securities.

Not applicable.

Item 5.   Interests of Named Experts and Counsel.

Not applicable.

Item 6.   Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law (“DGCL”) allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons under circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.  Our certificate of incorporation and bylaws provide for indemnification of our officers, directors, employees and agents to the extent and under the circumstances permitted under the DGCL.

Our certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director, except for liability:

•	for breach of duty of loyalty;
•	for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law;
•	under Section 174 of the DGCL (unlawful payment of dividends or unlawful stock purchase or redemption); or
•	for transactions from which the director derived improper personal benefit.

Our bylaws provide that we must indemnify our directors and officers to the fullest extent authorized by the DGCL.  We are also expressly authorized to carry directors’ and officers’ insurance providing indemnification for our directors, officers and certain employees for some liabilities.  We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and officers.

The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty.  These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders.

Item 7.   Exemption from Registration Claimed.

Not applicable.

Item 8.   Exhibits.

See the Exhibit Index attached hereto.

Item 9.   Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that subparagraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by these subparagraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Paula, State of California, on January 28, 2011.

LIMONEIRA COMPANY

By:	/s/ Harold S. Edwards
Harold S. Edwards, President and CEO

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harold S. Edwards and Joseph D. Rumley, and each of them, his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the registrant on January 28, 2011 and in the capacities indicated.

Signature	Title	Date
/s/ Harold S. Edwards	Director, President and Chief Executive	January 28, 2011
Harold S. Edwards	Officer
(Principal Executive Officer)

/s/ Joseph D. Rumley	Chief Financial Officer, Treasurer and	January 28, 2011
Joseph D. Rumley	Corporate Secretary
(Principal Financial Officer)

/s/ Alan M. Teague	Chairman and Director	January 28, 2011
Alan M. Teague

/s/ John W. Blanchard	Director	January 28, 2011
John W. Blanchard

/s/ Lecil E. Cole	Director	January 28, 2011
Lecil E. Cole

/s/ Gordon E. Kimball	Director	January 28, 2011
Gordon E. Kimball

/s/ John W.H. Merriman	Director	January 28, 2011
John W.H. Merriman

/s/ Ronald Michaelis	Director	January 28, 2011
Ronald Michaelis

/s/ Allan M. Pinkerton	Director	January 28, 2011
Allan M. Pinkerton

/s/ Keith W. Renken	Director	January 28, 2011
Keith W. Renken

/s/ Robert M. Sawyer	Director	January 28, 2011
Robert M. Sawyer

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1
Restated Certificate of Incorporation of Limoneira Company, dated July 5, 1990 (Incorporated by reference to exhibit 3.1 to the Company’s Registration Statement on Form 10, and amendments thereto, declared effective April 13, 2010)

4.2
Certificate of Merger of Limoneira Company and The Samuel Edwards Associates into Limoneira Company, dated October 31, 1990 (Incorporated by reference to exhibit 3.2 to the Company’s Registration Statement on Form 10, and amendments thereto, declared effective April 13, 2010)

4.3
Certificate of Merger of McKevett Corporation into Limoneira Company dated December 31, 1994 (Incorporated by reference to exhibit 3.3 to the Company’s Registration Statement on Form 10, and amendments thereto, declared effective April 13, 2010)

4.4
Certificate of Designation, Preferences and Rights of $8.75 Voting Preferred Stock, $100.00 Par Value, Series B of Limoneira Company, dated May 21, 1997 (Incorporated by reference to exhibit 3.4 to the Company’s Registration Statement on Form 10, and amendments thereto, declared effective April 13, 2010)

4.5
Amended Certificate of Designation, Preferences and Rights of $8.75 Voting Preferred Stock, $100.00 Par Value, Series B of Limoneira Company dated May 21, 1997 (Incorporated by reference to exhibit 3.5 to the Company’s Registration Statement on Form 10, and amendments thereto, declared effective April 13, 2010)

4.6
Agreement of Merger Between Ronald Michaelis Ranches, Inc. and Limoneira Company, dated June 24, 1997 (Incorporated by reference to exhibit 3.6 to the Company’s Registration Statement on Form 10, and amendments thereto, declared effective April 13, 2010)

4.7
Certificate of Amendment of Certificate of Incorporation of Limoneira Company, dated April 22, 2003  (Incorporated by reference to exhibit 3.7 to the Company’s Registration Statement on Form 10, and amendments thereto, declared effective April 13, 2010)

4.8
Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock, $.01 Par Value, of Limoneira Company, dated November 21, 2006 (Incorporated by reference to exhibit 3.8 to the Company’s Registration Statement on Form 10, and amendments thereto, declared effective April 13, 2010)

4.9
Certificate of Amendment of Certificate of Incorporation of Limoneira Company, dated March 24, 2010  (Incorporated by reference to exhibit 3.9 to the Company’s Registration Statement on Form 10, and amendments thereto, declared effective April 13, 2010)

4.10	Amended and Restated Bylaws of Limoneira Company (incorporated by reference to exhibit 3.10 to the Company’s Form 10-K, filed on January 26, 2011)

5.1	Opinion of Squire, Sanders & Dempsey (US) LLP

23.1	Consent of Squire, Sanders & Dempsey (US) LLP (included in exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (see signature page)

99.1	Limoneira Company 2010 Omnibus Incentive Plan (Incorporated by reference to exhibit 10.16 to the Company’s Registration Statement on Form 10, and amendments thereto, declared effective April 13, 2010)